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                                                                       Exhibit l

                                Bingham Dana LLP
                               150 Federal Street
                           Boston, Massachusetts 02110

                                November 28, 2000


MFS Municipal Income Trust
500 Boylston Street
Boston, MA  02116

Ladies and Gentlemen:

         We have acted as counsel to MFS Municipal Income Trust (the "Trust") in connection with the Registration Statement of the Trust on Form N-2 under the Securities Act of 1933, as amended (the "1933 Act") (File No. 333-42364), and Amendment No. 10 to the Registration Statement of the Trust on Form N-2 under the Investment Company Act of 1940, as amended (the "1940 Act") (File No. 811-4841), as filed on July 27, 2000 ("Amendment No. 10"), and Pre-Effective Amendment No. 1 to the Registration Statement of the Trust on Form N-2 under the 1933 Act and Amendment No. 11 to the Registration Statement of the Trust on Form N-2 under the 1940 Act, as filed on November 28, 2000 (together with Amendment No. 10, the "Registration Statement"), relating to the proposed sale of an aggregate of 2,800 Municipal Auction Rate Cumulative Preferred Shares, Series T, and an aggregate of 2,800 Municipal Auction Rate Cumulative Preferred Shares, Series TH, each with a liquidation preference of $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared) (the "Preferred Shares").

         In connection with this opinion, we have examined the following described documents:

         (a) the Registration Statement;

         (b) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

         (c) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State; and

         (d) the Statement Creating Two Series of Municipal Auction Rate Cumulative Preferred Shares (the "Statement") of the Trust dated November 21, 2000.

         (e) a certificate executed by James R. Bordewick, Jr., the Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Declaration of Trust and By-Laws, the Statement, and certain votes of the Trustees and shareholders of the Trust authorizing the issuance of the Preferred Shares.

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         This opinion is based entirely on our review of the documents listed above. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

         This opinion is limited solely to the laws of the Commonwealth of Massachusetts (other than the Massachusetts Uniform Securities Act, as to which we express no opinion) as applied by courts in such Commonwealth to the extent such laws may apply to or govern the matters covered by this opinion.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that the Preferred Shares, when issued and sold in accordance with the Registration Statement, the Trust's Declaration of Trust and By-laws and the Statement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for the Trust's obligations.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     Bingham Dana LLP

                                                     BINGHAM DANA LLP